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                                                                    EXHIBIT 10.8

                                PROMISSORY NOTE


     1.   DEFINED TERMS.  As used in this Promissory Note, the following terms
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shall have the following meanings:

          1.1  Borrower:  MPJ-A, a California general partnership.
               ---------

          1.2  Lender:  Hello Direct, Inc., a California corporation.
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          1.3  Construction Loan Agreement:  That Construction Loan Agreement of
               ---------------------------
even date with this Note executed by Lender and Borrower.

          1.4  Principal Sum:  Five Million Dollars ($5,000,000).
               -------------

          1.5  Initial Disbursement Date:  The date any portion of the
               --------------------------
Principal Sum is first disbursed to Borrower pursuant to the Construction Loan Agreement.

          1.6  Final Disbursement Date:  The date when Lender has advanced the
               ------------------------
entire Principal Sum to Borrower.

          1.7  Maximum Interest Rate:  7.5% per annum.
               ---------------------

          1.8  Maturity Date:  The date 30 years following the Initial
               --------------
Disbursement Date.

          1.9  Property:  The real property described in the Indenture
               ---------
commonly known as 15 Rue Ferrari, San Jose, Santa Clara County, California.

          1.10 Hello Direct Lease:  That lease of even date with this Note
               ------------------
executed by Borrower, as landlord, and Lender, as tenant, by which the Property and certain improvements to be constructed thereon pursuant to the Construction Loan Agreement are leased to Lender by Borrower.

          1.11 Indenture:  That Construction Deed of Trust, Security Agreement
               ----------
and Fixture Filing with Assignment of Rents and Agreements of even date with this Note, from Borrower to Lender which secures Borrower's obligations hereunder and which encumbers the Property.

          1.12 Loan Documents:  This Note, the Indenture, the Construction Loan
               ---------------
Agreement, and all other documents defined as Loan Documents pursuant to Section
1.8 entitled "Loan Documents" of the Indenture.

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          1.13 Construction Period: The period beginning on the Initial
               --------------------
Initial Disbursement Date and ending on the Final Disbursement Date.

          1.14 Gross Receipts: The aggregate of all payments received from
               ---------------
tenants of the Property, including but not limited to payments on account of or for the following:

               (a) Rent, including payments made in consideration of the cancellation, surrender or modification of any lease or made by reason of any default thereunder, payments of damages for lease default (including interest and attorneys' fees), or the application of any security deposit;

               (b) Taxes, including real property taxes, general or special assessments and taxes on rental income not paid directly by tenants to the taxing authorities;

               (c) Common area expenses, including reimbursement by tenants for operating, maintenance, upkeep and repair expenses for the buildings, improvements and common areas of the Property;

               (d) Fire, extended coverage and other casualty insurance premiums, liability insurance premiums, premiums for any other kind of insurance, contribution to insurance deductibles and repair of damage caused by any peril, and proceeds of rental value or rent loss or interruption insurance;

               (e) Water, gas, electricity, sewer, trash pick up and other utility services not directly payable by tenants of the Property;

               (f) Management fees for the operation and management of the Property;

               (g) Reimbursements by tenants of tenant improvement costs;

               (h) Proceeds received by Borrower from tenants from subleasing or assignments by such tenants; and

               (i) Payments on account of any indemnification obligation.

     Gross receipts shall not include:

          (i) Proceeds of any sale, financing or refinancing of all or any portion of the Property;

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          (ii)  Payments or awards received by Borrower as a result of any condemnation of the Property (which shall be applied as provided in the Indenture);

          (iii) Payments received by Borrower as a result of a casualty (which shall be applied as provided in the Indenture) except for the proceeds of rental value or rent interruption insurance, which proceeds shall be included in Gross Receipts; and

          (iv) Any security or other deposits unless or until applied to the tenant's obligations under any lease.

          1.15 Operating Expenses: All reasonable and necessary charges and
               -------------------
expenses actually paid by Borrower for the maintenance, protection, management and operation of the Property in the manner required by the Loan Documents and any lease of the Property and consistent with the management and operation of like properties in the San Jose area and shall include but not be limited to:

               (a) a management fee not to exceed two percent (2%) of Gross Receipts if Borrower or an affiliate of Borrower acts as manager of such Property; otherwise, management fees charged by management companies managing similar facilities in area of each such Property;

               (b) payment of utilities, maintenance supplies, real estate taxes and installments of assessments and other taxes (but not income taxes), cleaning, repairs and insurance; and

               (c) any costs or expenses incurred or expended with respect to any default by any tenant of the Property or re-leasing of the Property after any tenant default or vacancy of the Property including, without limitation, attorneys' fees to enforce leases, expenses of Borrower with respect to new leases to repaint, recarpet and remodel the Property, brokerage commissions in obtaining new occupancy tenants and architectural fees for redesign of vacant space in the Property.

     Operating Expenses shall not include (i) payments of principal or interest or other charges on any loans made to Borrower, (ii) depreciation or any other non-cash costs, (iii) any payments made to any affiliate of Borrower except for the management fee described above, (iv) costs of whatever nature that are paid out of reserve accounts or proceeds of the loan evidenced by this Note, (v) any capital expenditures in excess of Fifty-Three Thousand Dollars ($53,000) (including replacements of mechanical equipment, roof, and paving, tenant improvements for new tenants, and leasing commissions) except to the extent approved in writing by Lender, which approval shall not be unreasonably withheld, (vi) so long as the Hello Direct Lease is in effect and has not expired or been terminated, any expenses (including the cost of structural maintenance and repairs and the correction of defects in the design and construction of the Property) which are not required to be paid or reimbursed by the tenant pursuant to the Hello Direct Lease; (vii) any expenses (including investigation and remediation costs) directly related to any release of Hazardous Substances (as

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defined in the Indenture) affecting the Property except to the extent such expenses are required to be paid by the tenant under the Hello Direct Lease; and
(viii) so long as the Hello Direct Lease is in effect and has not expired or been terminated, expenses paid or incurred for the repair or restoration of damage to the Property caused by fire, earthquake, or other peril; provided,
                                                                   ---------
however, that notwithstanding anything contained in this subparagraph excluding
- -------
certain expenses from Operating Expenses, Operating Expenses shall include any such expense that would otherwise be excluded because of this subparagraph to the extent Borrower has received a payment from any tenant of the Property to pay such expense and such payment has been included in Gross Receipts.

     Operating Expenses which are properly characterized as capital expenditures in accordance with generally accepted accounting principles shall be treated as follows for purposes of determining Net Cash Flow for any period during the term of this Note: (i) such Operating Expenses shall be amortized over the useful life of the improvement or transaction to which they relate, except tenant improvements and leasing commissions shall be amortized over the primary term of the lease to which they relate; (ii) such amortization shall commence upon completion of the improvement or transaction to which such Operating Expense relates; (iii) for any period during the term of this Note during which Net Cash Flow must be determined to implement the payment provisions hereof, Operating Expenses for such period shall only include such amortization due for such period together with accrued interest on the unrecovered balance of such amortization at an annual rate of interest equal to the then prime rate or reference rate of Bank of America plus two percent (2%). Such amortization and interest shall be deemed recovered or paid to the extent it has been included in Operating Expenses for the purpose of determining Net Cash Flow and been offset by an equivalent amount of Gross Receipts.

          1.16 Loan Year: The 12 calendar month period commencing each
               ----------
January lst and terminating on December 31st of each calendar year following the
Final Disbursement Date.      However, the first Loan Year shall be the period
commencing with the Final Disbursement Date and ending December 31st of the calendar year in which the Final Disbursement Date falls and the last Loan Year shall be the period commencing with January 1st of such calendar year and terminating on the Maturity Date.

          1.17 Net Cash Flow.  Gross Receipts less Operating Expenses for the
               -------------
period in question; provided, however that (i) Borrower has an obligation pursuant to the Indenture to use commercially reasonable efforts to lease the Property to third parties, and (ii) if any portion of the Property remains unleased for more than six (6) months, Lender has the right to find a third party tenant pursuant to the Indenture, and if Lender so finds a third party tenant that is ready, willing and able to enter into a commercially reasonable lease for a term of not less than three (3) years with Borrower but Borrower refuses to enter into such lease, then the term "Net Cash Flow" as used in this Note will be determined based upon the assumption that the lease procured by Lender had been put into effect and all payments due thereunder from the tenant had been paid when due until such time as the space in question is actually leased to a third party and such third party commences the payment of rent.

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     2.   DEBT.  For value received, Borrower promises to pay to the order of
          ----
Lender the Principal Sum, or so much thereof as may from time to time be outstanding, with interest on unpaid principal from the Initial Disbursement Date at the respective rates specified in Paragraph 3 below.

     3.   INTEREST.
          --------

          A. Construction Period Interest.  During the Construction Period,
             ------------ ------ --------
interest shall. accrue on the outstanding principal balance from time to time outstanding at the Maximum Interest Rate.

          B. Post-Construction Period Interest. Commencing on the Final
             ---------------------------------
Disbursement Date, interest shall accrue on the outstanding principal balance from time to time outstanding during each Loan Year at the Maximum Interest Rate; provided, however, that interest accruing on this Note for any calendar month preceding a Payment Date occurring during any Net Cash Flow Only Period (as defined herein) shall be equal to the lesser of (i) interest at the Maximum Interest Rate for such month on the outstanding principal balance (including the balance of the Deferred Interest Account described in Paragraph 4.C), or (ii) Net Cash Flow received by Borrower during such calendar month. A "Net Cash Flow Only Period" shall be that period of time commencing and ending as follows:

             (i) A Net Cash Flow Only Period shall commence if and when (i) the Hello Direct Lease is terminated for any reason (except because of a material default by landlord or a termination permitted by such lease as a result of damage by any peril or condemnation), or (ii) the tenant under the Hello Direct Lease fails to pay rent when due;

             (ii) A Net Cash Flow Only Period that has commenced shall end upon the first to occur of the following: (i) if the Hello Direct Lease has been terminated that date which is one hundred eighty (180) days after the date possession of the Property is surrendered to Borrower free of tenants or other occupants and without restriction so that Borrower may freely lease the Property to third parties; or (ii) if the Hello Direct Lease is not terminated, the date when all delinquent rent, interest, and late charges then due under such lease are paid in full.

     4.   PAYMENTS. The principal and interest under this Note shall be paid
          --------
as follows:

          A. Construction Period. During the Construction Period, monthly
             -------------------
payments of accrued interest only shall be due and payable on the first day of each calendar month commencing with the first calendar month next following the Initial Disbursement Date.

          B. Post-Construction Period.  Following the Final Disbursement Date,
             ------------------------
principal and interest shall be payable in equal monthly installments of Fifty-Two Thousand Seven Hundred Ninety-One and 67/100 Dollars ($52,791.67) each (the "Scheduled Payment") commencing on the first day of the first calendar month next following the Final Disbursement Date and continuing on the first day of each calendar month thereafter (the "Payment Date (s)") until the Principal Sum and

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all accrued interest has been paid in full; provided, however, that notwithstanding anything contained herein, on any Payment Date, Borrower shall not be obligated to pay more on account of principal and interest due hereunder than the amount of Net Cash Flow received by Borrower during the calendar month preceding such Payment Date.

          C. Deferred Payment Account. If on any Payment Date Borrower is
             ------------------------
entitled pursuant to Paragraph 4.B to pay less than the Scheduled Payment because of insufficient Net Cash Flow, then (i) the amount of such Scheduled Payment that is not paid is referred to herein as a "Deferred Payment", and (ii) if such Payment Date does not occur during a Net Cash Flow Only Period, then that part of a Deferred Payment which constitutes (or if paid would have been credited to) accrued interest shall be added to the principal due under this Note, shall begin to bear interest at the rate applicable to principal due pursuant to this Note, and shall be repaid in accordance with the provisions of this paragraph. To administer the provisions of this paragraph, Lender shall maintain two memo accounts that shall be referred to herein as the "Deferred Interest Account" and the "Deferred Principal Account", which memo accounts shall be maintained as follows: (i) the Deferred Interest Account shall be credited (increased) by the amount of Deferred Payments which constitute (or if paid would have been credited to) accrued interest and all interest that accrues thereon (with such account increased on the last day of each calendar month to account for accrued interest on such account balance for such month), and debited (decreased) on account of payments made from Net Cash Flow to Lender pursuant to this Paragraph 4.C; and (ii) the Deferred Principal Account shall be credited (increased) by the amount of Deferred Payments which constitute principal, and debited (decreased) on account of payments made from Net Cash Flow to Lender pursuant to this Paragraph 4.C. On each Payment Date when a positive balance exists in the Deferred Interest Account and/or the Deferred Principal Account, if a Scheduled Payment has been made and the amount of Net Cash Flow received by Borrower for the calendar month preceding such Payment Date exceeds the Scheduled Payment so made, an amount equal to such excess shall be paid by Borrower to Lender on such Payment Date and applied (i) first, to reduce the Deferred Interest Account until the balance thereof equals zero, and then (ii) second, to reduce the Deferred Principal Account until the balance thereof equals zero.

          D. Accounting.  If on any Payment Date there is insufficient Net Cash
             ----------
Flow to make the Scheduled Payment then due or if there is a positive balance in the Deferred Payment Account, then on such Payment Date Borrower shall furnish to Lender a statement for the month preceding such Payment Date of Gross Receipts, Operating Expenses, and Net Cash Flow for such month, certified as correct by a general partner of Borrower. Within ninety (90) days after the end of any Loan Year during which a Net Cash Flow Only Period has occurred, any Scheduled Payment has not been paid in full when due, or the Deferred Interest Account or the Deferred Principal Account has had a positive balance, Borrower shall furnish to Lender a statement of the Gross Receipts, Operating Expenses, and Net Cash Flow for the immediately preceding Loan Year certified by a general partner of Borrower as true and correct (the "Year End Financial Statement"). If a Year End Financial Statement shows a deficiency in the payment of interest for the preceding Loan Year, Borrower shall forthwith pay such deficiency, and if such Year End Financial Statement shows an overpayment of interest, then Lender shall forthwith refund the

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amount of such overpayment to Borrower. Any payment or refund to be made under this paragraph by either Lender or Borrower shall be without interest. Lender may, at its own expense, cause an independent public accounting firm selected by Lender to audit Borrower's books to ascertain the accuracy of such Year End Financial Statement. If such audit discloses a deficiency in the payment of interest, Borrower shall, within fifteen (15) days after receiving a copy of Lender's audit, pay such deficiency, and if such audit discloses an overpayment of interest, Lender shall within fifteen (15) days after receiving the results, refund the amount of such overpayment to Borrower. If Lender's audit disclose that Borrower has underpaid the amount of principal and interest due for such Loan Year by more than five percent (5%), Borrower shall pay the reasonable cost of such audit.

          E. Maturity Date.  Notwithstanding anything in the foregoing to the
             -------------
contrary, the entire unpaid balance of principal, together with accrued interest, shall be due and payable on the Maturity Date.

          F. Method and Application of Payments.  Each payment shall, when made,
             ----------------------------------
be credited first against interest then due, and the remainder against principal, and interest shall thereon cease upon the principal so credited. All payments shall be made in lawful money of the United States of America, at, or at such place as Lender may from time to time designated in writing.

     5.   LATE CHARGE AND ADDITIONAL INTEREST.  Borrower recognizes that a
          -----------------------------------
default by it in making the payments herein agreed to be paid when due will result in Lender's incurring additional administrative expenses in servicing the loan, loss of the use of the money due and frustration in meeting its other financial and loan commitments. Borrower acknowledges that Lender s damages for such a default would be extremely difficult and impractical to ascertain. Borrower, therefore, agrees that a late charge equal to six cents for each one dollar of each payment which is not made within ten (10) days after the same is due is a reasonable estimate of said damages, which late charge Borrower shall pay to Lender immediately after each such default. Such payment shall not affect Lender's other rights and remedies under this Note and the Loan Documents.

     6.   NO USURY.  Lender and Borrower intend to comply at all times with
          --------
applicable usury laws. If at any time such laws would ever render usurious any amounts called for under this Note or the other Loan Documents, then it is Borrower's and Lender's express intention that Borrower shall never be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this paragraph shall control over all other provisions of this Note and the Loan Documents which may be in apparent conflict hereunder, that such excess amount shall be immediately credited on the principal balance of this Note (or if this Note has been fully paid, refunded by Lender to Borrower), and the provisions hereof shall be immediately reformed and the amounts thereafter collectible under this Note reduced, without the necessity of the execution of any further documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note. Any such crediting

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or refund shall not cure or waive any default by Borrower under this Note or the other Loan Documents. If at any time following any reduction in the interest rate payable by Borrower there remains unpaid any principal amounts under this Note and the maximum interest rate not prohibited by applicable law is increased or eliminated, then the interest rate payable under this Note shall be readjusted, to the extent not prohibited by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by Borrower without giving effect to the reduction in interest resulting from compliance with applicable usury laws. Borrower agrees that in determining whether or not any interest payable under this Note or the other Loan Documents exceeds the highest rate not prohibited by law, any non-principal payment (except payments specifically stated in this Note or in the other Loan Documents to be "interest"), including, without limitation, late charges, shall, to the maximum extent not prohibited by law, be an expense, fee, or premium rather than interest. The term "applicable law, as used in this Note shall mean the laws of the state in which the Property is located or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

     7.   ACCELERATION.  Upon the occurrence of an Event of Default
          ------------
under the Indenture, or if the Hello Direct Lease is terminated because of a
                     --
material default by the landlord thereunder or because of the exercise of a right to terminate by either the landlord or tenant thereunder because of damage to the Property caused by fire, earthquake, or other peril or because of condemnation, or if any sum herein specified be not paid when due, or upon a
              --
breach of any other terms, covenants, conditions or agreements of this Note, the Loan Documents, or any other instrument given as collateral security for the obligation evidenced by this Note, the entire Principal Sum, or so much thereof as may remain unpaid at the time, and all interest, fees and charges accrued thereon, together with all other sums due under the terms hereof, the Indenture, the Loan Documents, or any other instrument given as collateral security for the obligation evidenced by this Note shall, at the option of Lender, become due and payable immediately.

     8.   AMENDMENTS. This Note may not be changed or amended orally but only by
          ----------
an agreement in writing, signed by the party against whom enforcement is sought.

     9.   GOVERNING LAW. This Note shall be governed and construed by the laws
          -------------
of the state of California.

     10.  PREPAYMENT. Borrower shall have the right to prepay, in whole or in
          ----------
part, any of the unpaid Principal Sum at any time without penalty.

     11.  LIMITATION ON RECOURSE.  Lender's recourse against Borrower for a
          ----------------------
failure by Borrower to perform its obligations under this Note, the Indenture, and the Loan Documents is limited by the provisions of Paragraph 10.14 of the Indenture, which are incorporated herein by this reference and shall control and prevail over all other provisions of this Note and Loan Documents.

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     12.  SECURITY.  This Note is secured by the Indenture and other Loan
          --------
Documents, and all amendments, modifications, supplements, substitutions, additions, renewals, replacements and extensions thereof.

     13.  ATTORNEYS' FEES. In the event that suit be brought hereon, or an
          ----------------
attorney be employed or expenses be incurred to compel payment of this Note or any portion of the indebtedness evidenced hereby or to defend the priority of the Indenture securing this Note, Borrower agrees to pay all such expenses and attorneys' fees incurred by Lender as a result thereof.

     14.  LENDER'S RELATIONSHIP TO BORROWER. The relationship between Borrower
          ---------------------------------
and Lender shall be solely that of debtor and creditor and not that of joint venturers, partners, tenants in common, or joint tenants; and all payments of Interest due and payable hereunder shall in all respects be and remain in the nature of interest on the principal. Nothing set forth herein or in the Indenture is intended to create, nor shall the same be deemed or construed to create, any interest in the Property, or any portion thereof, in Lender other than that of a beneficiary under a deed of trust.

     Lender shall have no equity in the Property or any portion thereof nor shall Lender have any right in or to the equity of redemption of the Borrower therein, which equity of redemption shall, absolutely and forever, be and remain with the Borrower and the Borrower's heirs, representatives and assigns, including successors in title to the Property, or any portion thereof.

     All benefits and burdens of ownership of the Property are, and shall be and remain, with Borrower, and Borrower's heirs, representatives and assigns, including successors in title. All obligations to pay real estate or other taxes, assessments, insurance premiums, fines, impositions and all other charges or fees relating to or arising from the ownership, operation or occupancy of the Property shall be the sole responsibility of the Borrower.

     IN WITNESS WHEREOF, this Note is dated as of this 6th day of June 1996.

                              BORROWER:

                              MPJ-A, a California general partnership


                              By: /s/ JAMES D. MAIR
                                  ---------------------------
                                  JAMES D. MAIR,
                                  a General Partner


                              By: /s/ W. LESLIE PELIO
                                  ---------------------------
                                  W. LESLIE PELIO,
                                  a General Partner

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